Exhibit 99.1

Dell Technologies Delivers Fourth Quarter and Full-Year Fiscal 2026 Results

ROUND ROCK, Texas — February 26, 2026 — Dell Technologies (NYSE: DELL) announces financial results for its fiscal 2026 fourth quarter and full year ended January 30, 2026. The company also provides guidance for its fiscal 2027 first quarter and full year.

Full-Year Summary
•Record full-year revenue of $113.5 billion, up 19% year over year
•Record full-year diluted earnings per share (EPS) of $8.68, up 36% year over year, and record full-year non-GAAP diluted EPS of $10.30, up 27%
•Record full-year cash flow from operations of $11.2 billion
•Announcing a cash dividend increase of 20% and $10 billion increase in share repurchase authorization
•FY27 guidance: Full-year revenue growth of 23% at the midpoint, diluted EPS growth of 33% at the midpoint, and non-GAAP diluted EPS growth of 25% at the midpoint

Fourth-Quarter Summary
•Record revenue of $33.4 billion, up 39% year over year
•Record fourth-quarter diluted EPS of $3.37, up 57% year over year, and record non-GAAP diluted EPS of $3.89, up 45%
•Record cash flow from operations of $4.7 billion

“FY26 was a defining year in our company’s history, with record full-year revenue of $113.5 billion, record EPS, and record cash generation,” said Jeff Clarke, vice chairman and chief operating officer, Dell Technologies. “The AI opportunity is transforming our company. We closed more than $64 billion in AI-optimized server orders, shipped more than $25 billion throughout the year, and are entering FY27 with record backlog of $43 billion — powerful proof that our engineering leadership and differentiated AI solutions are winning.”

“We delivered record revenue of $33.4 billion in our fourth quarter, capping a record year for the company,” said David Kennedy, chief financial officer, Dell Technologies. “Our strong execution drove record annual cash flow of more than $11 billion and record capital returned to shareholders of $7.5 billion. We have the portfolio, operating model and growing customer base to exceed our long-term growth targets in FY27, with expected revenue of $140 billion at the midpoint of our range and EPS growth of 25%.”

Infrastructure Solutions Group (ISG)
•Record full-year revenue: $60.8 billion, up 40% year over year
•Record full-year operating income: $7.1 billion, up 27% year over year
•Record quarterly revenue: $19.6 billion, up 73% year over year
•Record quarterly AI-Optimized Servers revenue: $9.0 billion, up 342% year over year
•Record quarterly Traditional Servers and Networking revenue: $5.9 billion, up 27% year over year
•Fourth-quarter Storage revenue: $4.8 billion, up 2% year over year
•Record quarterly operating income: $2.9 billion, up 41% year over year

Client Solutions Group (CSG)
•Full-year revenue: $51.0 billion, up 5% year over year
•Full-year operating income: $2.8 billion, down 5% year over year
•Fourth-quarter revenue: $13.5 billion, up 14% year over year
•Fourth-quarter Commercial Client revenue: $11.6 billion, up 16% year over year
•Fourth-quarter Consumer revenue: $1.9 billion, flat year over year
•Fourth-quarter operating income: $629 million, flat year over year

Capital Return
The company also announced a cash dividend increase of 20% and $10 billion increase in share repurchase authorization. Dell Technologies returned $2.2 billion to shareholders in the fourth quarter through share repurchases and dividends. During the year, the company returned a record $7.5 billion to shareholders and repurchased roughly 54 million shares.

Guidance Summary
•Full-year FY27 revenue expected between $138.0 billion and $142.0 billion, up 23% year over year at the midpoint of $140.0 billion
•Full-year AI-Optimized Servers revenue expected to be roughly $50 billion, up 103% year over year
•Full-year FY27 GAAP diluted EPS expected to be $11.52 at the midpoint, up 33% year over year, and non-GAAP diluted EPS to be $12.90 at the midpoint, up 25%
•First-quarter FY27 revenue expected between $34.7 billion and $35.7 billion, up 51% year over year at the midpoint of $35.2 billion
•First-quarter FY27 GAAP diluted EPS expected to be $2.55 at the midpoint, up 86% year over year, and non-GAAP diluted EPS to be $2.90 at the midpoint, up 87%

Fourth Quarter and Fiscal 2026 Financial Results

	Three Months Ended			Fiscal Year Ended
	January 30, 2026	January 31, 2025	Change	January 30, 2026	January 31, 2025	Change

	(in millions, except per share amounts and percentages; unaudited)
Net revenue	$33,379	$23,931	39%	$113,538	$95,567	19%
Operating income	$3,092	$2,159	43%	$8,149	$6,237	31%
Net income	$2,259	$1,532	47%	$5,936	$4,576	30%
Change in cash from operating activities	$4,674	$585	699%	$11,185	$4,521	147%
Earnings per share — diluted	$3.37	$2.15	57%	$8.68	$6.38	36%

Non-GAAP operating income	$3,538	$2,674	32%	$9,991	$8,529	17%
Non-GAAP net income	$2,607	$1,911	36%	$7,046	$5,865	20%
Adjusted free cash flow	$5,088	$474	973%	$11,508	$3,097	272%
Non-GAAP earnings per share — diluted	$3.89	$2.68	45%	$10.30	$8.14	27%
Information about Dell Technologies’ non-GAAP financial measures is provided under “Non-GAAP Financial Measures” below. All comparisons in this press release are year over year unless otherwise noted.

Operating Segments Results

	Three Months Ended			Fiscal Year Ended
	January 30, 2026	January 31, 2025	Change	January 30, 2026	January 31, 2025	Change

	(in millions, except percentages; unaudited)
Infrastructure Solutions Group (ISG):
Net revenue:
AI-optimized servers	8,952	2,026	342%	24,683	9,286	166%
Traditional servers and networking	5,853	4,608	27%	19,512	17,850	9%
Storage	4,797	4,718	2%	16,631	16,457	1%
Total ISG net revenue	$19,602	$11,352	73%	$60,826	$43,593	40%

Operating income:
ISG operating income	$2,900	$2,051	41%	$7,111	$5,579	27%
% of ISG net revenue	14.8%	18.1%		11.7%	12.8%
% of total reportable segment operating income	82%	76%		72%	65%

Client Solutions Group (CSG):
Net revenue:
Commercial	$11,614	$9,996	16%	$44,062	$40,844	8%
Consumer	1,880	1,885	—%	6,922	7,549	(8)%
Total CSG net revenue	$13,494	$11,881	14%	$50,984	$48,393	5%

Operating income:
CSG operating income	$629	$631	—%	$2,833	$2,972	(5)%
% of CSG net revenue	4.7%	5.3%		5.6%	6.1%
% of total reportable segment operating income	18%	24%		28%	35%

Conference call information
As previously announced, the company will hold a conference call to discuss its performance and financial guidance on February 26 at 3:30 p.m. CST. Prior to the start of the conference call, prepared remarks and a presentation containing additional financial and operating information may be downloaded from investors.delltechnologies.com. The conference call will be presented live over the internet and can be accessed at https://investors.delltechnologies.com/news-events/upcoming-events.

For those unable to listen to the live presentation, the final remarks and presentation with additional financial and operating information will be available following the presentation, and an archived version will be available at the same location for one year.

About Dell Technologies
Dell Technologies (NYSE:DELL) helps organizations and individuals build their digital future and transform how they work, live and play. The company provides customers with the industry’s broadest and most innovative technology and services portfolio for the AI era.

Contacts
Investors: Investor_Relations@Dell.com
Media: Media.Relations@Dell.com
# # #

Copyright © 2026 Dell Inc. or its subsidiaries. All Rights Reserved. Dell Technologies, Dell, EMC and Dell EMC are trademarks of Dell Inc. or its subsidiaries. Other trademarks may be trademarks of their respective owners.

Non-GAAP Financial Measures:
This press release presents information about non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share attributable to Dell Technologies Inc. – diluted, free cash flow, and adjusted free cash flow, all of which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided in the attached tables for each of the fiscal periods indicated.

Special Note on Forward-Looking Statements:
Statements in this press release that relate to future results and events are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933 and are based on Dell Technologies’ current expectations. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes.

Forward-looking statements include, among others, any statements regarding Dell Technologies’ expectations for first-quarter and full-year fiscal 2027 revenue, GAAP diluted earnings per share and non-GAAP diluted earnings per share, and for full-year fiscal 2027 AI-optimized servers revenue, as well as any other statements regarding Dell Technologies’ prospects and its future operations, financial condition, volumes, cash flows, expenses or other financial items, including management’s plans or strategies and objectives for any of the foregoing and any assumptions, expectations or beliefs underlying any of the foregoing.

Dell Technologies’ results or events in future periods could differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties, and other factors that include, but are not limited to, the following: adverse global economic conditions, trade disruptions, and instability in financial markets; competitive pressures; Dell Technologies’ ability to successfully execute its strategy; Dell Technologies’ relationships with third-party suppliers for products and components; Dell Technologies’ use of single-source or limited-source suppliers; effects on Dell Technologies’ operating performance related to demand for AI solutions; management of Dell Technologies’ AI solutions and use of AI in internal functions and operations; Dell Technologies’ ability to deliver high-quality products, software, and services and to manage solutions and products and services transitions in an effective manner; Dell Technologies’ ability to successfully implement its cost efficiency plans; Dell Technologies’ ability to successfully execute on strategic initiatives including acquisitions and divestitures; security incidents, including cyber-attacks; Dell Technologies’ foreign operations and ability to generate substantial non-U.S. net revenue; Dell Technologies’ product, services, customer, and geographic sales mix, and seasonal sales trends; the performance of Dell Technologies’ sales channel partners; access to the capital markets by Dell Technologies or its customers; adverse economic conditions, changing customer mix, and the effect of additional regulation on Dell Technologies’ financial services activities;

counterparty default risks; material impairment of the value of goodwill or intangible assets; the loss by Dell Technologies of any contracts for ISG services and solutions and its ability to perform such contracts at their estimated costs; loss by Dell Technologies of government contracts; Dell Technologies’ ability to develop and protect its proprietary intellectual property or obtain licenses to intellectual property developed by others on commercially reasonable and competitive terms; disruptions in Dell Technologies’ infrastructure; Dell Technologies’ ability to hedge effectively its exposure to fluctuations in foreign currency exchange rates and interest rates; expiration of tax holidays or favorable tax rate structures, or unfavorable outcomes in tax audits and other tax compliance matters; impairment of portfolio investments; unfavorable results of legal proceedings; evolving and varied expectations and regulatory requirements relating to sustainability issues; the effect of global climate change and related legal, regulatory or market measures; compliance with environmental and safety laws; compliance requirements of anti-corruption laws, economic sanctions and other trade laws, human rights laws, or other laws; Dell Technologies’ dependence on the services of Michael Dell and key employees; Dell Technologies’ level of indebtedness; and business and financial factors and legal restrictions affecting continuation of Dell Technologies’ quarterly cash dividend policy and dividend rate.

This list of risks, uncertainties, and other factors is not complete. Dell Technologies discusses some of these matters more fully, as well as certain risk factors that could affect Dell Technologies’ business, financial condition, results of operations, and prospects, in its reports filed with the SEC, including Dell Technologies’ annual report on Form 10-K for the fiscal year ended January 31, 2025, quarterly reports on Form 10-Q, and current reports on Form 8-K. These filings are available for review through the SEC’s website at www.sec.gov. Any or all forward-looking statements Dell Technologies makes may turn out to be wrong and can be affected by inaccurate assumptions Dell Technologies might make or by known or unknown risks, uncertainties, and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. Dell Technologies does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

DELL TECHNOLOGIES INC.
Consolidated Statements of Income and Related Financial Highlights
(in millions, except percentages; unaudited)

	Three Months Ended			Fiscal Year Ended
	January 30, 2026	January 31, 2025	Change	January 30, 2026	January 31, 2025	Change

Net revenue:
Products	$27,616	$18,049	53%	$90,405	$71,420	27%
Services	5,763	5,882	(2)%	23,133	24,147	(4)%
Total net revenue	33,379	23,931	39%	113,538	95,567	19%
Cost of net revenue:
Products	23,618	14,924	58%	78,057	60,162	30%
Services	3,031	3,329	(9)%	12,774	14,155	(10)%
Total cost of net revenue	26,649	18,253	46%	90,831	74,317	22%
Gross margin	6,730	5,678	19%	22,707	21,250	7%
Operating expenses:
Selling, general, and administrative	2,841	2,746	3%	11,416	11,952	(4)%
Research and development	797	773	3%	3,142	3,061	3%
Total operating expenses	3,638	3,519	3%	14,558	15,013	(3)%
Operating income	3,092	2,159	43%	8,149	6,237	31%
Interest and other, net	(293)	(187)	(57)%	(886)	(1,189)	25%
Income before income taxes	2,799	1,972	42%	7,263	5,048	44%
Income tax expense	540	440	23%	1,327	472	181%
Net income	2,259	1,532	47%	5,936	4,576	30%
Less: Net loss attributable to non-controlling interests	—	(1)	100%	—	(16)	100%
Net income attributable to Dell Technologies Inc.	$2,259	$1,533	47%	$5,936	$4,592	29%

Percentage of Total Net Revenue:
Gross margin	20.2%	23.7%		20.0%	22.2%
Selling, general, and administrative	8.5%	11.5%		10.0%	12.5%
Research and development	2.4%	3.2%		2.8%	3.2%
Operating expenses	10.9%	14.7%		12.8%	15.7%
Operating income	9.3%	9.0%		7.2%	6.5%
Income before income taxes	8.4%	8.2%		6.4%	5.3%
Net income	6.8%	6.4%		5.2%	4.8%
Income tax rate	19.3%	22.3%		18.3%	9.4%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Consolidated Statements of Financial Position
(in millions; unaudited)

	January 30, 2026	January 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$11,528	$3,633
Accounts receivable, net of allowance of $77 and $63	17,585	10,298
Short-term financing receivables, net of allowance of $121 and $78	8,458	5,304
Inventories	10,437	6,716
Other current assets	9,594	9,610
Current assets held for sale	—	668
Total current assets	57,602	36,229
Property, plant, and equipment, net	6,676	6,336
Long-term investments	1,730	1,496
Long-term financing receivables, net of allowance of $92 and $75	5,822	5,927
Goodwill	19,547	19,120
Intangible assets, net	4,533	4,988
Other non-current assets	5,376	5,650
Total assets	$101,286	$79,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$7,990	$5,204
Accounts payable	33,630	20,832
Accrued and other	8,315	6,597
Short-term deferred revenue	13,334	13,673
Current liabilities held for sale	—	221
Total current liabilities	63,269	46,527
Long-term debt	23,513	19,363
Long-term deferred revenue	13,596	12,292
Other non-current liabilities	3,378	2,951
Total liabilities	103,756	81,133
Stockholders’ equity (deficit):
Common stock and capital in excess of $0.01 par value	9,457	9,119
Treasury stock at cost	(14,533)	(8,502)
Retained earnings (accumulated deficit)	3,325	(1,160)
Accumulated other comprehensive loss	(719)	(939)
Total Dell Technologies Inc. stockholders’ equity (deficit)	(2,470)	(1,482)
Non-controlling interests	—	95
Total stockholders’ equity (deficit)	(2,470)	(1,387)
Total liabilities and stockholders’ equity	$101,286	$79,746

DELL TECHNOLOGIES INC.
Consolidated Statements of Cash Flows
(in millions; unaudited)

	Three Months Ended		Fiscal Year Ended
	January 30, 2026	January 31, 2025	January 30, 2026	January 31, 2025

Cash flows from operating activities:
Net income	$2,259	$1,532	$5,936	$4,576
Adjustments to reconcile net income to net cash provided by operating activities:	2,415	(947)	5,249	(55)
Change in cash from operating activities	4,674	585	11,185	4,521
Cash flows from investing activities:
Purchases of investments	(26)	(42)	(197)	(125)
Maturities and sales of investments	116	45	246	382
Capital expenditures and capitalized software development costs	(721)	(735)	(2,633)	(2,652)
Acquisition of businesses and assets, net	(84)	—	(84)	—
Divestitures of businesses and assets, net	—	—	533	—
Other	20	54	80	180
Change in cash from investing activities	(695)	(678)	(2,055)	(2,215)
Cash flows from financing activities:
Proceeds from the issuance of common stock	—	—	5	1
Repurchases of common stock	(1,847)	(734)	(6,014)	(2,588)
Repurchases of common stock for employee tax withholdings	(11)	(17)	(390)	(577)
Payments of dividends and dividend equivalents	(346)	(311)	(1,459)	(1,275)
Proceeds from debt	1,232	645	15,004	9,258
Repayments of debt	(1,121)	(976)	(8,522)	(10,570)
Debt-related costs and other, net	—	2	(88)	(64)
Change in cash from financing activities	(2,093)	(1,391)	(1,464)	(5,815)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	87	(101)	221	(179)
Change in cash, cash equivalents, and restricted cash	1,973	(1,585)	7,887	(3,688)
Cash, cash equivalents, and restricted cash at beginning of the period	9,733	5,404	3,819	7,507
Cash, cash equivalents, and restricted cash at end of the period	$11,706	$3,819	$11,706	$3,819

DELL TECHNOLOGIES INC.
Segment Information
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended			Fiscal Year Ended
	January 30, 2026	January 31, 2025	Change	January 30, 2026	January 31, 2025	Change

Infrastructure Solutions Group (ISG):
Net revenue:
AI-optimized servers	$8,952	$2,026	342%	$24,683	$9,286	166%
Traditional servers and networking	5,853	4,608	27%	19,512	17,850	9%
Storage	4,797	4,718	2%	16,631	16,457	1%
Total ISG net revenue	$19,602	$11,352	73%	$60,826	$43,593	40%

Operating income:
ISG operating income	$2,900	$2,051	41%	$7,111	$5,579	27%
% of ISG net revenue	14.8%	18.1%		11.7%	12.8%
% of total reportable segment operating income	82%	76%		72%	65%

Client Solutions Group (CSG):
Net revenue:
Commercial	$11,614	$9,996	16%	$44,062	$40,844	8%
Consumer	1,880	1,885	—%	6,922	7,549	(8)%
Total CSG net revenue	$13,494	$11,881	14%	$50,984	$48,393	5%

Operating income:
CSG operating income	$629	$631	—%	$2,833	$2,972	(5)%
% of CSG net revenue	4.7%	5.3%		5.6%	6.1%
% of total reportable segment operating income	18%	24%		28%	35%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Segment Information
(in millions; unaudited; continued)

	Three Months Ended		Fiscal Year Ended
	January 30, 2026	January 31, 2025	January 30, 2026	January 31, 2025

Reconciliation to consolidated net revenue:
Reportable segment net revenue	$33,096	$23,233	$111,810	$91,986
Corporate and other (a)	283	698	1,728	3,581
Total consolidated net revenue	$33,379	$23,931	$113,538	$95,567

Reconciliation to consolidated operating income:
Reportable segment operating income (b)	$3,529	$2,682	$9,944	$8,551
Corporate and other (a)	9	(8)	47	(22)
Amortization of intangibles (c)	(125)	(163)	(497)	(667)
Stock-based compensation expense (d)	(189)	(186)	(723)	(785)
Other corporate expenses (e)	(132)	(166)	(622)	(840)
Total consolidated operating income (f)	$3,092	$2,159	$8,149	$6,237
_________________
(a)Corporate and other consists of results of divested businesses or non-reportable segments whose offerings are no longer actively sold, including (i) VMware Resale, (ii) Secureworks, and (iii) Virtustream, and do not meet the requirements for a reportable segment, either individually or collectively. Additionally, Corporate and other includes other items that are managed at the corporate level and are not allocated to reportable segments.
(b)Depreciation expense directly attributable to each reportable segment is included in the operating results of each segment. However, the Chief Operating Decision Maker does not evaluate depreciation expense by operating segment, and therefore such expense is not separately presented.
(c)Amortization of intangibles includes non-cash purchase accounting adjustments that are primarily related to the EMC merger transaction completed in September 2016.
(d)Stock-based compensation expense consists of equity awards granted based on the estimated fair value of those awards at grant date.
(e)Other corporate expenses includes severance expenses, payroll taxes associated with stock-based compensation, incentive charges related to equity investments, facility action costs, transaction-related expenses, and impairment charges.
(f)Income and expenses within Interest and other, net, is not allocated to the reportable segments. Therefore, the company only reports reportable segment operating income.

SUPPLEMENTAL SELECTED NON-GAAP FINANCIAL MEASURES

These tables present information about the company’s non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share attributable to Dell Technologies Inc. - diluted, free cash flow and adjusted free cash flow, all of which are non-GAAP financial measures provided as a supplement to the results provided in accordance with generally accepted accounting principles in the United States of America (“GAAP”). A detailed discussion of Dell Technologies’ reasons for including certain of these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and the company’s reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures” in the company’s periodic reports filed with the SEC. Dell Technologies encourages investors to review the non-GAAP discussion in these reports in conjunction with the presentation of non-GAAP financial measures.

DELL TECHNOLOGIES INC.
Selected Financial Measures
(in millions, except per share amounts and percentages; unaudited)

	Three Months Ended			Fiscal Year Ended
	January 30, 2026	January 31, 2025	Change	January 30, 2026	January 31, 2025	Change

Net revenue	$33,379	$23,931	39%	$113,538	$95,567	19%
Non-GAAP gross margin	$6,844	$5,814	18%	$23,159	$21,810	6%
% of net revenue	20.5%	24.3%		20.4%	22.8%
Non-GAAP operating expenses	$3,306	$3,140	5%	$13,168	$13,281	(1)%
% of net revenue	9.9%	13.1%		11.6%	13.9%
Non-GAAP operating income	$3,538	$2,674	32%	$9,991	$8,529	17%
% of net revenue	10.6%	11.2%		8.8%	8.9%
Non-GAAP net income	$2,607	$1,911	36%	$7,046	$5,865	20%
% of net revenue	7.8%	8.0%		6.2%	6.1%
Non-GAAP earnings per share — diluted	$3.89	$2.68	45%	$10.30	$8.14	27%

Amounts are based on underlying data and may not visually foot due to rounding.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued on next page)

	Three Months Ended			Fiscal Year Ended
	January 30, 2026	January 31, 2025	Change	January 30, 2026	January 31, 2025	Change

Gross margin	$6,730	$5,678	19%	$22,707	$21,250	7%
Non-GAAP adjustments:
Amortization of intangibles	41	59		162	238
Stock-based compensation expense	43	37		157	152
Other corporate expenses	30	40		133	170
Non-GAAP gross margin	$6,844	$5,814	18%	$23,159	$21,810	6%

Operating expenses	$3,638	$3,519	3%	$14,558	$15,013	(3)%
Non-GAAP adjustments:
Amortization of intangibles	(84)	(104)		(335)	(429)
Stock-based compensation expense	(146)	(149)		(566)	(633)
Other corporate expenses	(102)	(126)		(489)	(670)
Non-GAAP operating expenses	$3,306	$3,140	5%	$13,168	$13,281	(1)%

Operating income	$3,092	$2,159	43%	$8,149	$6,237	31%
Non-GAAP adjustments:
Amortization of intangibles	125	163		497	667
Stock-based compensation expense	189	186		723	785
Other corporate expenses	132	166		622	840
Non-GAAP operating income	$3,538	$2,674	32%	$9,991	$8,529	17%

Net income	$2,259	$1,532	47%	$5,936	$4,576	30%
Non-GAAP adjustments:
Amortization of intangibles	125	163		497	667
Stock-based compensation expense	189	186		723	785
Other corporate expenses	127	165		364	830
Fair value adjustments on equity investments	(60)	(156)		(254)	(177)
Aggregate adjustment for income taxes (a)	(33)	21		(220)	(816)
Non-GAAP net income	$2,607	$1,911	36%	$7,046	$5,865	20%
____________________
(a)The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(unaudited; continued)

	Three Months Ended			Fiscal Year Ended
	January 30, 2026	January 31, 2025	Change	January 30, 2026	January 31, 2025	Change

Earnings per share attributable to Dell Technologies Inc. — diluted	$3.37	$2.15	57%	$8.68	$6.38	36%
Non-GAAP adjustments:
Amortization of intangibles	0.19	0.22		0.72	0.93
Stock-based compensation expense	0.28	0.26		1.06	1.09
Other corporate expenses	0.19	0.23		0.53	1.16
Fair value adjustments on equity investments	(0.09)	(0.22)		(0.37)	(0.25)
Aggregate adjustment for income taxes (a)	(0.05)	0.04		(0.32)	(1.15)
Total non-GAAP adjustments attributable to non-controlling interests	—	—		—	(0.02)
Non-GAAP earnings per share attributable to Dell Technologies Inc. — diluted	$3.89	$2.68	45%	$10.30	$8.14	27%
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(a)The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.

DELL TECHNOLOGIES INC.
Reconciliation of Selected Non-GAAP Financial Measures
(in millions, except percentages; unaudited; continued)

	Three Months Ended			Fiscal Year Ended
	January 30, 2026	January 31, 2025	Change	January 30, 2026	January 31, 2025	Change

Cash flow from operations	$4,674	$585	699%	$11,185	$4,521	147%
Non-GAAP adjustments:
Capital expenditures and capitalized software development costs, net (a)	(721)	(702)		(2,630)	(2,563)
Free cash flow	$3,953	$(117)	NM	$8,555	$1,958	337%

Free cash flow	$3,953	$(117)	NM	$8,555	$1,958	337%
Non-GAAP adjustments:
Financing receivables (b)	1,036	532		2,740	951
Equipment under operating leases (c)	99	59		213	188
Adjusted free cash flow	$5,088	$474	973%	$11,508	$3,097	272%
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(a)Capital expenditures and capitalized software development costs, net includes proceeds from sales of facilities, land, and other assets.
(b)Financing receivables represent the operating cash flow impact from the change in financing receivables.
(c)Equipment under operating leases represents the net impact of capital expenditures and depreciation expense for leases and contractually embedded leases identified within flexible consumption arrangements.

DELL TECHNOLOGIES INC.
Reconciliation of Non-GAAP Financial Measures in Summary Guidance
(unaudited)

	Three Months Ending	Fiscal Year Ending
	May 1, 2026	January 29, 2027

Earnings per share attributable to Dell Technologies Inc. — diluted	$2.55	$11.52

Non-GAAP adjustments:
Amortization of intangibles (a)	0.15	0.59
Stock-based compensation	0.28	1.10
Other corporate expenses (b)	—	—
Fair value adjustments on equity investments (c)	—	—
Aggregate adjustment for income taxes (d)	(0.08)	(0.31)
Non-GAAP earnings per share attributable to Dell Technologies Inc. — diluted	$2.90	$12.90
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(a)Amortization of intangibles represents an estimate for acquisitions completed as of January 30, 2026 and does not include estimates for potential acquisitions, if any, during fiscal 2027.
(b)Consists primarily of severance expenses, payroll taxes associated with stock-based compensation, facility action costs, transaction-related expenses, impairment charges, and incentive charges related to equity investments. No estimate is included for severance expense as such expense cannot be reasonably estimated at this time.
(c)No estimates are included for potential fair value adjustments on strategic investments given the potential volatility of either gains or losses on those equity investments.
(d)The fiscal 2027 aggregate adjustment to reconcile non-GAAP income tax expense to GAAP income tax expense is approximately $0.2 billion. The aggregate adjustment for income taxes is the estimated combined income tax effect for the adjustments shown above as well as an adjustment for discrete tax items. The company’s non-GAAP income tax is calculated using a fixed estimated annual tax rate.